Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following previously filed Registration Statements of Georgia-Pacific Corporation and certain of its subsidiaries and in the related Prospectuses of our report dated May 16, 2002, with respect to the consolidated financial statements and schedule of Georgia-Pacific Corporation included in this Annual Report on Form 10-K/A for the year ended December 29, 2001.

Registration Statement No.	Form	Description
333-80757	S-3	Shelf Registration of $1,725,000,000 7½% PEPS Units, $500,000,000 of 5¾% Debentures Due 2029
333-48388	S-3	Shelf Registration of $500,000,000 7½% Notes due 2006, $600,000,000 8 1/8% Notes due 2011, and $400,000,000 8 7/8% Notes due 2031
333-35813	S-3	Registration of $1,500,000,000 of Debt Securities, Preferred Stock and Common Stock
333-44112	S-8	Georgia-Pacific Group Canadian Employees Stock Purchase Plan
2-53427	S-8	Georgia-Pacific Corporation 1974 Employee Stock Option Plan Georgia-Pacific Corporation Savings and Capital Growth Plan
2-61238	S-8	Georgia-Pacific Corporation 1978 Employee Stock Purchase Plan
2-68688	S-8	Georgia-Pacific Corporation 1980 Employee Stock Purchase Plan
2-76072	S-8	Georgia-Pacific Corporation 1982 Employee Stock Purchase Plan
2-93184	S-8	Georgia-Pacific Corporation 1984 Employee Stock Purchase Plan
33-11341	S-8	Georgia-Pacific Corporation 1987 Employee Stock Purchase Plan
33-26985	S-8	Georgia-Pacific Corporation 1989 Employee Stock Purchase Plan
33-39693	S-8	Georgia-Pacific Corporation 1991 Employee Stock Purchase Plan
33-62498	S-8	Georgia-Pacific Corporation 1993 Employee Stock Purchase Plan
33-52823	S-8	Georgia-Pacific Corporation 1994 Employee Stock Option Plan
33-60933	S-8	Georgia-Pacific Corporation 1995 Employee Stock Purchase Plan
333-35793	S-8	Georgia-Pacific Corporation 1997 Employee Stock Purchase Plan
2-99380	S-8	Georgia-Pacific Corporation 1984 Employee Stock Option Plan
33-58664	S-8	Georgia-Pacific Corporation 1993 Employee Stock Option Plan
33-37930	S-8	Georgia-Pacific Corporation Supplemental Hourly 401(K) Savings Plan Investment Plan for Salaried Employees of GNN
33-48328	S-8	Georgia-Pacific Corporation Savings and Capital Growth Plan
33-52815	S-8	Georgia-Pacific Corporation Hourly 401(K) Savings Plan
33-48329	S-8	Investment Plan for Union Employees of GNN
33-38561	S-8	Investment Plan for Union Employees of GNN Investment Plan for Non-Union Hourly Employees of Butler Paper Company and LRFP, Inc.
33-48330	S-8	Investment Plan for Non-Union Hourly Employees of Butler Paper Company and LRFP, Inc.
33-48331	S-8	Georgia-Pacific Corporation Supplemental Hourly 401(K) Savings Plan
33-59057	S-8	Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan
333-42597	S-8
Georgia-Pacific Corporation 1990 Long-Term Incentive Plan
Georgia-Pacific Corporation 1993 Employee Stock Option Plan
Georgia-Pacific Corporation 1994 Employee Stock Option Plan
Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan
Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan
Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan
Georgia-Pacific Corporation Savings and Capital Growth Plan
Georgia-Pacific Corporation Hourly 401(K) Savings Plan

Registration Statement No.	Form	Description
333-93793	S-8	Unisource Worldwide, Inc., Stock Option Plan
333-96007	S-8	Unisource Worldwide, Inc. Retirement Savings Plan
333-33816	S-8	Wisconsin Tissue Management, LLC Stock Option Plan
333-36196	S-8	Georgia-Pacific Group 2000 Employee Stock Purchase Plan The Timber Company 2000 Employee Stock Purchase Plan Georgia-Pacific Tissue 2000 Employee Stock Purchase Plan
333-36198	S-8	Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan
333-50978	S-8	Fort James 401(k) Plan
333-50980	S-8	Fort James Corporation MIP Bonus Deferral Plan
333-51442	S-8
Fort James Corporation 1996 Stock Incentive Plan
Fort Howard Corporation Management Equity Participation Agreement
Fort Howard Management Equity Plan
Fort Howard Corporation 1995 Stock Incentive Plan
James River Corporation of Virginia 1987 Stock Option Plan
Fort James Corporation Stock Option Plan for Outside Directors

333-58040	S-8	Georgia-Pacific Corporation—Georgia-Pacific Group Canadian Employees Stock Purchase Plan
333-90898	S-4	Registration of $5,644,950,000 of Debt Securities of CP&P, Inc. and related Guaranties of Debt Securities by Fort James Corporation

/s/  Ernst & Young LLP

Atlanta, GA
August 13, 2002